EXHIBIT 23.2

Glen Dickson, B.Sc., P. Geol.
2322 Kilmarnock Circle
North Vancouver, British Columbia, Canada V7J 2Z2

March 20, 2008

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, DC 20549

Re:       Tidewater Resources Inc. - Form S-1 Registration Statement

Dear Sirs and Madames:

As a consulting geologist, I hereby consent to the inclusion or incorporation by reference in the Form S-1 Registration Statement for Tidewater Resources Inc., dated on or about March 20, 2008, and thereafter, and for any amendment in connection therewith, of the following:

  My report entitled "Evaluation Report on Kammatika Group of Mineral Claims, Nanaimo Mining District, B.C., for Tidewater Resources Inc.", dated August 2007, which was prepared by me for Tidewater Resources Inc.

In addition, I hereby consent to the reference to my name included in the referenced Form S-1 Registration Statement for Tidewater Resources Inc.

Yours truly,

"Glen Dickson"
______________________________
Glen Dickson, B.Sc., P. Geol.